Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE
February 23, 2022

Entergy reports 2021 financial results, initiates 2022 earnings guidance
2021 results in top half of guidance range

NEW ORLEANS – Entergy Corporation (NYSE: ETR) reported fourth quarter 2021 earnings per share of $1.28 on an as-reported basis and earnings per share of 76 cents on an adjusted basis (non-GAAP). For the full year, the company reported 2021 earnings per share of $5.54 on an as-reported basis and $6.02 on an adjusted basis.
“Despite the unique challenges presented in 2021, we continued to deliver on our commitments and exceeded the midpoint of our guidance range,” said Leo Denault, Entergy Chairman and Chief Executive Officer. “These results are a testimony to the effectiveness of our strategy, flexibility of our business, and the dedication of our employees. Looking ahead, we have a solid foundation upon which to further invest in customer solutions, accelerate resilience efforts, increase our renewable portfolio, and promote clean electrification.”
Business highlights included the following:
•E-AR’s Searcy Solar came online.
•U.S. Steel selected Osceola, AR as the home for its advanced steelmaking facility, citing E-AR’s growing renewable and clean power portfolio as a key driver.
•E-LA entered into an MOU with Sempra Infrastructure to accelerate the deployment of renewable energy to power Sempra Infrastructure’s facilities in Louisiana.
•E-MS announced plans to add 1,000 megawatts of solar capacity over the next five years, to replace older generation and support Mississippi’s economic development.
•E-LA announced selections totaling 600 megawatts from its 2021 Renewable RFP.
•The APSC approved E-AR’s 2022 FRP.
•The PUCT approved storm recovery and financing for E-TX’s 2020 storm costs.
•The NRC approved the transfer of Palisades’ licenses to Holtec.

Table of Contents Page
News Release    1
Appendices    7
A: Consolidated Results and Adjustments    8
B: Earnings Variance Analysis    11
C: Utility Operating and Financial Measures    14
D: EWC Operating and Financial Measures    15
E: Consolidated Financial Measures    16
F: Definitions and Abbreviations and Acronyms    17
G: Other GAAP to Non-GAAP Reconciliations    20
Financial Statements    22

•Entergy was included, once again, on a DJSI sustainability index.
•Entergy was named to the JUST 100 ranking, recognizing the company’s strong performance on issues such as fair wages, job creation, workforce training, workplace diversity and inclusion, and a sustained commitment to ESG.
•EEI awarded Entergy its Emergency Response Award for the company's recovery efforts following Hurricane Ida.

1

Entergy Reports 2021 Earnings
February 23, 2022

Consolidated Earnings (GAAP and Non-GAAP Measures)
Fourth Quarter and Full Year 2021 vs. 2020 (See Appendix A for reconciliation of GAAP to non-GAAP measures and description of adjustments)
	Fourth Quarter			Full Year
	2021	2020	Change	2021	2020	Change
(After-tax, $ in millions)
As-reported earnings	259	388	(129)	1,118	1,388	(270)
Less adjustments	104	246	(142)	(97)	250	(347)
Adjusted earnings (non-GAAP)	155	142	13	1,215	1,138	77
Estimated weather in billed sales	(10)	(22)	12	(7)	(75)	68

(After-tax, per share in $)
As-reported earnings	1.28	1.93	(0.65)	5.54	6.90	(1.36)
Less adjustments	0.52	1.22	(0.70)	(0.48)	1.24	(1.72)
Adjusted earnings (non-GAAP)	0.76	0.71	0.05	6.02	5.66	0.36
Estimated weather in billed sales	(0.05)	(0.11)	0.06	(0.03)	(0.37)	0.34

Calculations may differ due to rounding

Consolidated Results
For fourth quarter 2021, the company reported earnings of $259 million, or $1.28 per share, on an as-reported basis, and earnings of $155 million, or 76 cents per share, on an adjusted basis. This compared to fourth quarter 2020 earnings of $388 million, or $1.93 per share, on an as-reported basis, and earnings of $142 million, or 71 cents per share, on an adjusted basis.
For full year 2021, the company reported earnings of $1,118 million, or $5.54 per share, on an as-reported basis, and earnings of $1,215 million, or $6.02 per share, on an adjusted basis. This compared to 2020 earnings of $1,388 million, or $6.90 per share, on an as-reported basis, and earnings of $1,138 million, or $5.66 per share, on an adjusted basis.
Summary discussions by business follow. Additional details, including information on OCF by business, are provided in Appendix A. An analysis of quarterly and full year variances by business is provided in Appendix B.
Business Segment Results
Utility

For full year 2021, the Utility business reported earnings attributable to Entergy Corporation of $1,490 million, or $7.38 per share, on an as-reported basis, and earnings of $1,464 million, or $7.25 per share, on an adjusted basis. This compared to full year 2020 earnings of $1,800 million, or $8.95 per share, on an as-reported basis, and earnings of $1,424 million, or $7.08 per share, on an adjusted basis. Drivers for the full year included:
•the net effect of regulatory actions across the operating companies;
•higher retail sales volume;
•various regulatory provisions;
•higher operating expenses including other O&M, depreciation expense, and taxes other than income taxes;
•higher interest expense, including lower AFUDC; and
•higher effective income tax rate (certain income tax items were considered adjustments and excluded from adjusted earnings).

On a per share basis, full year 2021 results reflected higher common shares outstanding.
Appendix C contains additional details on Utility operating and financial measures.

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Entergy Reports 2021 Earnings
February 23, 2022

Parent & Other

For full year 2021, Parent & Other reported a loss attributable to Entergy Corporation of $(249 million), or $(1.23) per share, on an as-reported basis, and a loss of $(248 million), or $(1.23) per share, on an adjusted basis. This compared to a full year 2020 loss of $(347 million), or $(1.73) per share, on an as-reported basis, and a loss of $(286 million), or $(1.42) per share, on an adjusted basis. A primary driver for the full year change was income tax expense (certain income tax items were considered adjustments and excluded from adjusted earnings). This was partially offset by higher interest expense.
On a per share basis, full year 2021 results reflected higher common shares outstanding.
Entergy Wholesale Commodities

For full year 2021, EWC reported a loss attributable to Entergy Corporation of $(123 million), or (61) cents per share, on an as-reported basis. This compared to full year 2020 loss attributable to Entergy Corporation of $(65 million), or (32) cents per share, on an as-reported basis. Drivers for the year included:
•lower revenue primarily due to the shutdown of Indian Point 2 and Indian Point 3;
•higher asset write-offs and impairments due primarily to the loss on the sale of IPEC, partially offset by a gain from the settlement of spent fuel litigation at Indian Point; and
•absence of earnings on NDTs as a result of the transfer of the IPEC NDTs and decommissioning liabilities to Holtec.

These drivers were partially offset by:
•income tax items in 2021 and 2020; and
•lower operating expenses due to the shutdown of Indian Point 2 and Indian Point 3.

Appendix D contains additional details on EWC operating and financial measures, including reconciliation for non-GAAP EWC adjusted EBITDA.
Earnings Per Share Guidance

Entergy initiated its 2022 adjusted EPS guidance range of $6.15 to $6.45. See webcast presentation for additional details.
The company has provided 2022 earnings guidance with regard to the non-GAAP measure of Entergy adjusted EPS. This measure excludes from the corresponding GAAP financial measure the effect of adjustments as described below under “Non-GAAP Financial Measures.” The company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot predict and quantify with a reasonable degree of confidence all of the adjustments that may occur during the period. One such adjustment will be the exclusion of EWC earnings from Entergy adjusted EPS. We currently estimate that the contribution of EWC to Entergy’s as-reported EPS will be approximately 15 cents in 2022. This estimate is subject to substantial uncertainty due to, among other things, the potential effects of exiting the EWC business.

Earnings Teleconference

A teleconference will be held at 10:00 a.m. Central Time on Wednesday, February 23, 2022, to discuss Entergy’s quarterly earnings announcement and the company’s financial performance. The teleconference may be accessed by visiting Entergy’s website at www.entergy.com or by dialing
844-309-6569, conference ID 9045016, no more than 15 minutes prior to the start of the call. The webcast presentation is also being posted to Entergy’s website concurrent with this news release. A replay of the teleconference will be available on Entergy’s website at www.entergy.com and by telephone. The telephone replay will be available through March 2, 2022, by dialing 855-859-2056, conference ID 9045016.

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Entergy Reports 2021 Earnings
February 23, 2022

Entergy Corporation, a Fortune 500 company headquartered in New Orleans, powers life for 3 million customers across Arkansas, Louisiana, Mississippi and Texas. Entergy is creating a cleaner, more resilient energy future for everyone with our diverse power generation portfolio, including increasingly carbon-free energy sources. With roots in the Gulf South region for more than a century, Entergy is a recognized leader in corporate citizenship, delivering more than $100 million in economic benefits to local communities through philanthropy and advocacy efforts annually over the last several years. Our approximately 12,500 employees are dedicated to powering life today and for future generations.
Entergy Corporation’s common stock is listed on the New York Stock Exchange and NYSE Chicago under the symbol “ETR”.
Details regarding Entergy’s results of operations, regulatory proceedings, and other matters are available in this earnings release, a copy of which will be filed with the SEC, and the webcast presentation. Both documents are available on Entergy’s Investor Relations website at www.entergy.com/investor_relations.
Entergy maintains a web page as part of its Investor Relations website, entitled Regulatory and Other Information, which provides investors with key updates on certain regulatory proceedings and important milestones on the execution of its strategy. While some of this information may be considered material information, investors should not rely exclusively on this page for all relevant company information.
For definitions of certain operating measures, as well as GAAP and non-GAAP financial measures and abbreviations and acronyms used in the earnings release materials, see Appendix F.
Non-GAAP Financial Measures
This news release contains non-GAAP financial measures, which are generally numerical measures of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Entergy has provided quantitative reconciliations within this news release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
Entergy reports earnings using the non-GAAP measure of Entergy adjusted earnings, which excludes the effect of certain “adjustments,” including the removal of the Entergy Wholesale Commodities segment in light of the company’s exit from the merchant power business. Adjustments are unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as the results of the EWC segment, significant tax items, and other items such as certain costs, expenses, or other specified items. In addition to reporting GAAP consolidated earnings on a per share basis, Entergy reports its adjusted earnings on a per share basis. These per share measures represent the applicable earnings amount divided by the diluted average number of common shares outstanding for the period.
Management uses the non-GAAP financial measures of adjusted earnings and adjusted earnings per share for, among other things, financial planning and analysis; reporting financial results to the board of directors, employees, stockholders, analysts, and investors; and internal evaluation of financial performance. Entergy believes that these non-GAAP financial measures provide useful information to investors in evaluating the ongoing results of Entergy’s business, comparing period to period results, and comparing Entergy’s financial performance to the financial performance of other companies in the utility sector.
Other non-GAAP measures, including adjusted EBITDA; adjusted ROE; adjusted ROE, excluding affiliate preferred; gross liquidity; net liquidity; net liquidity, including storm escrows; debt to capital, excluding securitization debt; net debt to net capital, excluding securitization debt; parent debt to total debt, excluding securitization debt; FFO to debt, excluding securitization debt; and FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with exit of EWC, are measures Entergy uses internally for management and board discussions and to gauge the overall strength of its business. Entergy believes the above data provides useful information to investors in evaluating Entergy’s ongoing financial results and flexibility,

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Entergy Reports 2021 Earnings
February 23, 2022

and assists investors in comparing Entergy’s credit and liquidity to the credit and liquidity of others in the utility sector. In addition, other financial measures including FFO are included on both an adjusted and an as-reported basis. In each case, the metrics defined as “adjusted” (other than EWC’s adjusted EBITDA) exclude the effect of adjustments as defined above. EWC’s adjusted EBITDA represents EWC’s earnings before interest, taxes, and depreciation and amortization, and also excludes decommissioning expense.
These non-GAAP financial measures reflect an additional way of viewing aspects of Entergy’s operations that, when viewed with Entergy’s GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting Entergy’s business. These non-GAAP financial measures should not be used to the exclusion of GAAP financial measures. Investors are strongly encouraged to review Entergy’s consolidated financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. Although certain of these measures are intended to assist investors in comparing Entergy’s performance to other companies in the utility sector, non-GAAP financial measures are not standardized; therefore, it might not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.
Cautionary Note Regarding Forward-Looking Statements
In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among other things, statements regarding Entergy’s 2022 earnings guidance; its current financial and operational outlooks; and other statements of Entergy’s plans, beliefs, or expectations included in this news release. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Forward-looking statements are subject to a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including (a) those factors discussed elsewhere in this news release and in Entergy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q, and Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with (1) rate proceedings, formula rate plans, and other cost recovery mechanisms, including the risk that costs may not be recoverable to the extent or on the timeline anticipated by the utilities and (2) implementation of the ratemaking effects of changes in law; (c) uncertainties associated with efforts to remediate the effects of major storms and recover related restoration costs; (d) risks associated with operating nuclear facilities, including plant relicensing, operating, and regulatory costs and risks; (e) changes in decommissioning trust fund values or earnings or in the timing or cost of decommissioning Entergy’s nuclear plant sites; (f) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; (g) risks and uncertainties associated with executing on business strategies, including strategic transactions that Entergy or its subsidiaries may undertake and the risk that any such transaction may not be completed as and when expected and the risk that the anticipated benefits of the transaction may not be realized; (h) effects of changes in federal, state, or local laws and regulations and other governmental actions or policies, including changes in monetary, fiscal, tax, environmental, or energy policies; (i) the effects of changes in commodity markets, capital markets, or economic conditions; (j) impacts from a terrorist attack, cybersecurity threats, data security breaches, or other attempts to disrupt Entergy’s business or operations, and/or other catastrophic events; (k) the direct and indirect impacts of the COVID-19 pandemic on Entergy and its customers; and (l) the effects of technological change, including the costs, pace of development and commercialization of new and emerging technologies.

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Entergy Reports 2021 Earnings
February 23, 2022

Media Inquiries:
Neal Kirby
504-576-4238
nkirby@entergy.com

Investor Relations Inquiries:
Bill Abler
504-576-3097
wabler@entergy.com

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Fourth Quarter 2021 Earnings Release Appendices and Financial Statements

Appendices
A: Consolidated Results and Adjustments
B: Earnings Variance Analysis
C: Utility Operating and Financial Measures
D: EWC Operating and Financial Measures
E: Consolidated Financial Measures
F: Definitions and Abbreviations and Acronyms
G: Other GAAP to Non-GAAP Reconciliations

Financial Statements
Consolidating Balance Sheets
Consolidating Income Statements
Consolidated Cash Flow Statements

A: Consolidated Results and Adjustments
Appendix A-1 provides a comparative summary of consolidated earnings, including a reconciliation of as-reported earnings (GAAP) to adjusted earnings (non-GAAP).

Appendix A-1: Consolidated Earnings - Reconciliation of GAAP to Non-GAAP Measures Fourth Quarter and Full Year 2021 vs. 2020 (See Appendix A-2 and Appendix A-3 for details on adjustments)
	Fourth Quarter			Full Year
	2021	2020	Change	2021	2020	Change
(After-tax, $ in millions)
As-reported earnings (loss)
Utility	238	584	(346)	1,490	1,800	(310)
Parent & Other	(68)	(127)	59	(249)	(347)	98
EWC	89	(69)	158	(123)	(65)	(58)
Consolidated	259	388	(129)	1,118	1,388	(270)

Less adjustments
Utility	16	377	(361)	27	377	(350)
Parent & Other	(1)	(61)	61	(1)	(61)	61
EWC	89	(69)	158	(123)	(65)	(58)
Consolidated	104	246	(142)	(97)	250	(347)

Adjusted earnings (loss) (non-GAAP)
Utility	222	207	15	1,464	1,424	40
Parent & Other	(67)	(66)	(1)	(248)	(286)	37
EWC	-	-	-	-	-	-
Consolidated	155	142	13	1,215	1,138	77
Estimated weather in billed sales	(10)	(22)	12	(7)	(75)	68

Diluted average number of common shares outstanding (in millions)	203	201		202	201

(After-tax, per share in $) (a)
As-reported earnings (loss)
Utility	1.17	2.90	(1.73)	7.38	8.95	(1.57)
Parent & Other	(0.33)	(0.63)	0.30	(1.23)	(1.73)	0.50
EWC	0.44	(0.34)	0.78	(0.61)	(0.32)	(0.29)
Consolidated	1.28	1.93	(0.65)	5.54	6.90	(1.36)

Less adjustments
Utility	0.08	1.87	(1.79)	0.13	1.87	(1.74)
Parent & Other	-	(0.31)	0.31	-	(0.31)	0.31
EWC	0.44	(0.34)	0.78	(0.61)	(0.32)	(0.29)
Consolidated	0.52	1.22	(0.70)	(0.48)	1.24	(1.72)

Adjusted earnings (loss) (non-GAAP)
Utility	1.09	1.03	0.06	7.25	7.08	0.17
Parent & Other	(0.33)	(0.32)	(0.01)	(1.23)	(1.42)	0.19
EWC	-	-	-	-	-	-
Consolidated	0.76	0.71	0.05	6.02	5.66	0.36
Estimated weather in billed sales	(0.05)	(0.11)	0.06	(0.03)	(0.37)	0.34

Calculations may differ due to rounding
(a)Per share amounts are calculated by dividing the corresponding earnings (loss) by the diluted average number of common shares outstanding for the period.

See Appendix B for detailed earnings variance analysis.

Appendix A-2 and Appendix A-3 list adjustments by business. Adjustments are included in as-reported earnings consistent with GAAP but are excluded from adjusted earnings. As a result, adjusted earnings is considered a non-GAAP measure.

Appendix A-2: Adjustments by Driver (shown as positive/(negative) impact on earnings or EPS)
Fourth Quarter and Full Year 2021 vs. 2020
	Fourth Quarter			Full Year
	2021	2020	Change	2021	2020	Change

(Pre-tax except for income taxes, preferred dividend requirements, and totals; $ in millions)
Utility
Gain on sale	-	-	-	15	-	15
SERI regulatory liability for potential refund for rate base reduction retroactive to 2015	-	(25)	25	-	(25)	25
Income tax effect on Utility adjustments above	-	6	(6)	(4)	6	(10)
Income tax valuation allowance	(8)	-	(8)	(8)	-	(8)
Provision for uncertain tax position	(5)	-	(5)	(5)	-	(5)
State corporate income tax rate change	29	-	29	29	-	29
2014 / 2015 IRS settlement – E-LA business combination	-	396	(396)	-	396	(396)
Total Utility	16	377	(361)	27	377	(350)

Parent & Other
State corporate income tax rate change	(1)	-	(1)	(1)	-	(1)
2014 / 2015 IRS settlement – E-LA business combination	-	(61)	61	-	(61)	61
Total Parent & Other	(1)	(61)	61	(1)	(61)	61

EWC
Income before income taxes	112	30	81	(146)	42	(188)
Income taxes	(22)	(99)	77	25	(105)	130
Preferred dividend requirements	(1)	(1)	-	(2)	(2)	-
Total EWC	89	(69)	158	(123)	(65)	(58)

Total adjustments	104	246	(142)	(97)	250	(347)

(After-tax, per share in $) (b)
Utility
Gain on sale	-	-	-	0.05	-	0.05
SERI regulatory liability for potential refund for rate base reduction retroactive to 2015	-	(0.09)	0.09	-	(0.09)	0.09
Income tax valuation allowance	(0.04)	-	(0.04)	(0.04)	-	(0.04)
Provision for uncertain tax position	(0.02)	-	(0.02)	(0.02)	-	(0.02)
State corporate income tax rate change	0.14	-	0.14	0.14	-	0.14
2014 / 2015 IRS settlement – E-LA business combination	-	1.96	(1.96)	-	1.96	(1.96)
Total Utility	0.08	1.87	(1.79)	0.13	1.87	(1.74)

Parent & Other
2014 / 2015 IRS settlement – E-LA business combination	-	(0.31)	0.31	-	(0.31)	0.31
Total Parent & Other	-	(0.31)	0.31	-	(0.31)	0.31

EWC
Total EWC	0.44	(0.34)	0.78	(0.61)	(0.32)	(0.29)

Total adjustments	0.52	1.22	(0.70)	(0.48)	1.24	(1.72)

Calculations may differ due to rounding
(b)Per share amounts are calculated by dividing the corresponding earnings (loss) by the diluted average number of common shares outstanding for the period.

Appendix A-3: Adjustments by Income Statement Line Item (shown as positive/(negative) impact on earnings)
Fourth Quarter and Full Year 2021 vs. 2020
(Pre-tax except for income taxes, preferred dividend requirements, and totals; $ in millions)
	Fourth Quarter			Full Year
	2021	2020	Change	2021	2020	Change
Utility
Other O&M	-	-	-	15	-	15
Other regulatory charges	-	(25)	25	-	(25)	25
Income taxes	16	402	(386)	12	402	(390)
Total Utility	16	377	(361)	27	377	(350)

Parent & Other
Income taxes	(1)	(61)	61	(1)	(61)	61
Total Parent & Other	(1)	(61)	61	(1)	(61)	61

EWC
Operating revenues	139	196	(57)	698	943	(245)
Fuel and fuel-related expenses	(20)	(16)	(4)	(83)	(67)	(15)
Purchased power	(15)	(18)	3	(73)	(68)	(5)
Nuclear refueling outage expense	(11)	(11)	(1)	(45)	(45)	1
Other O&M	(53)	(115)	61	(287)	(500)	213
Asset write-off and impairments	82	(10)	92	(264)	(27)	(237)
Decommissioning expense	(14)	(53)	39	(120)	(205)	85
Taxes other than income taxes	(3)	(9)	6	(17)	(53)	36
Depreciation/amortization exp.	(9)	(21)	13	(44)	(102)	58
Other income (deductions)–other	18	92	(74)	101	189	(87)
Interest exp. and other charges	(2)	(5)	3	(13)	(22)	9
Income taxes	(22)	(99)	77	25	(105)	130
Preferred dividend requirements	(1)	(1)	-	(2)	(2)	-
Total EWC	89	(69)	158	(123)	(65)	(58)

Total adjustments	104	246	(142)	(97)	250	(347)

Calculations may differ due to rounding

Appendix A-4 provides a comparative summary of OCF by business.

Appendix A-4: Consolidated Operating Cash Flow
Fourth Quarter and Full Year 2021 vs. 2020
($ in millions)
	Fourth Quarter			Full Year
	2021	2020	Change	2021	2020	Change
Utility	420	(95)	515	2,646	2,276	370
Parent & Other	(84)	508	(593)	(238)	296	(534)
EWC	(46)	(93)	47	(108)	118	(225)
Consolidated	290	320	(30)	2,301	2,690	(389)

Calculations may differ due to rounding

OCF decreased quarter-over-quarter due primarily to higher fuel and purchased power payments at the Utility and higher income tax payments. The decrease was partially offset by higher collections from Utility customers and lower pension contributions.

OCF decreased year-over-year due primarily to higher fuel and purchased power payments, non-capital storm restoration spending, higher income tax payments, lower EWC revenues, higher EWC severance and retention payments, the non-capital portion of proceeds from the DOE regarding spent fuel litigation, and higher pension contributions. The decrease was partially offset by higher collections from Utility customers and lower spending on nuclear refueling outages.

For the quarter and the full year, intercompany income tax payments contributed to the line of business variances.

B: Earnings Variance Analysis
Appendix B-1 and Appendix B-2 provide details of current quarter and full year 2021 versus 2020 as-reported and adjusted earnings per share variances for Utility, Parent & Other, and EWC.

Appendix B-1: As-Reported and Adjusted Earnings per Share Variance Analysis (c), (d)
Fourth Quarter 2021 vs. 2020
(After-tax, per share in $)
	Utility			Parent & Other			EWC		Consolidated
	As-Reported	Adjusted		As-Reported	Adjusted		As- Reported		As- Reported	Adjusted
2020 earnings (loss)	2.90	1.03		(0.63)	(0.32)		(0.34)		1.93	0.71
Operating revenue less: Fuel, fuel-related expenses and gas purchased for resale, Purchased power, and Regulatory charges (credits)–net	0.44	0.35	(e)	-	-		(0.23)	(f)	0.21	0.35
Nuclear refueling outage expense	0.01	0.01		-	-		-		0.01	0.01
Other O&M	(0.11)	(0.11)	(g)	-	-		0.24	(h)	0.13	(0.11)
Asset write-offs and impairments	-	-		-	-		0.36	(i)	0.36	-
Decommissioning expense	(0.01)	(0.01)		-	-		0.15	(j)	0.14	(0.01)
Taxes other than income taxes	(0.07)	(0.07)	(k)	-	-		0.02		(0.05)	(0.07)
Depreciation/amortization exp.	(0.11)	(0.11)	(l)	-	-		0.05	(m)	(0.06)	(0.11)
Other income (deductions)–other	0.11	0.11	(n)	-	-		(0.29)	(o)	(0.18)	0.11
Interest exp. and other charges	(0.04)	(0.04)		(0.03)	(0.03)		0.01		(0.06)	(0.07)
Income taxes–other	(2.03)	(0.15)	(p)	0.33	0.02	(q)	0.47	(r)	(1.23)	(0.13)
Preferred dividend and noncontrolling interest	0.09	0.09	(s)	-	-		-		0.09	0.09
Share effect	(0.01)	(0.01)		-	-		-		(0.01)	(0.01)
2021 earnings (loss)	1.17	1.09		(0.33)	(0.33)		0.44		1.28	0.76

h
Calculations may differ due to rounding

Appendix B-2: As-Reported and Adjusted Earnings Variance Analysis (c), (d)
Full Year 2021 vs. 2020
(After-tax, per share in $)
	Utility			Parent & Other			EWC		Consolidated
	As-Reported	Adjusted		As-Reported	Adjusted		As- Reported		As- Reported	Adjusted
2020 earnings (loss)	8.95	7.08		(1.73)	(1.42)		(0.32)		6.90	5.66
Operating revenue less: Fuel, fuel-related expenses and gas purchased for resale, Purchased power, and Regulatory charges (credits)–net	2.04	1.95	(e)	-	-		(1.04)	(f)	1.00	1.95
Nuclear refueling outage expense	0.04	0.04		-	-		-		0.04	0.04
Other O&M	(0.66)	(0.71)	(g)	-	-		0.84	(h)	0.18	(0.71)
Asset write-offs and impairments	-	-		-	-		(0.93)	(i)	(0.93)	-
Decommissioning expense	(0.04)	(0.04)		-	-		0.33	(j)	0.29	(0.04)
Taxes other than income taxes	(0.16)	(0.16)	(k)	-	-		0.14	(t)	(0.02)	(0.16)
Depreciation/amortization exp.	(0.48)	(0.48)	(l)	-	-		0.22	(m)	(0.26)	(0.48)
Other income (deductions)–other	0.28	0.28	(n)	0.04	0.04		(0.34)	(o)	(0.02)	0.32
Interest exp. and other charges	(0.16)	(0.16)	(u)	(0.06)	(0.06)	(v)	0.04		(0.18)	(0.22)
Income taxes–other	(2.49)	(0.61)	(p)	0.51	0.20	(q)	0.45	(r)	(1.53)	(0.41)
Preferred dividend and noncontrolling interest	0.09	0.09	(s)	-	-		-		0.09	0.09
Share effect	(0.03)	(0.03)		0.01	0.01		-		(0.02)	(0.02)
2021 earnings (loss)	7.38	7.25		(1.23)	(1.23)		(0.61)		5.54	6.02

Calculations may differ due to rounding

(c)Utility operating revenue / regulatory charges (credits)–net and Utility income taxes–other exclude $16 million in fourth quarter 2021 and $13 million in fourth quarter 2020 for the return of unprotected excess ADIT to customers (net effect is neutral to earnings). On a full year basis, Utility operating revenue / regulatory charges (credits)–net and Utility income taxes–other exclude $88 million in 2021 and $74 million in 2020 for the return of unprotected excess ADIT to customers (net effect is neutral to earnings).
(d)EPS effect is calculated by multiplying the pre-tax amount by the estimated income tax rate that is expected to apply and dividing by diluted average number of common shares outstanding for the prior period; income taxes–other represents income tax differences other than the tax effect of individual line items.

Utility as-reported operating revenue less fuel, fuel-related expenses and gas purchased for resale; purchased power; and regulatory charges (credits)-net variance analysis 2021 vs. 2020 ($ EPS)
	4Q	FY
Volume/weather	(0.11)	0.20
Retail electric price	0.30	1.16
Capacity costs	0.03	0.19
Reversal of reg. provision for E-AR’s FRP 2019 netting adj.	-	0.16
Reg. provision for E-AR FRP 2019 netting adj.	0.16	0.16
Regulatory credit for E-MS	-	0.07
Reg. provision for E-MS FRP (2021 lookback)	0.07	0.07
MSS-4 ROE reserve adjustment	-	0.07
Reg. liabilities for tax sharing	0.12	0.22
Reg. provision for decommissioning items	(0.17)	(0.49)
E-AR reg. provision for HLBV accounting	(0.09)	(0.09)
Reg. provision at SERI (classified as an adjustment)	0.09	0.09
Other, including Grand Gulf recovery	0.04	0.23
Total	0.44	2.04
(e)The fourth quarter and full year earnings increases were driven by regulatory actions including E-AR’s FRP; E-LA’s FRP (including riders); E-MS’s FRP; E-NO’s FRP (electric and gas); and E-TX’s GCRR, TCRF, and DCRF. The variances also reflected other items: regulatory charges (credits)–net for the difference between decommissioning expenses and NDT earnings plus decommissioning costs collected in revenue (largely earnings neutral, offset in Utility other income (deductions)–other); regulatory charges (credits)–net to account for timing differences which result from HLBV accounting for the equity partnership for E-AR’s Searcy Solar plant (offset in Utility noncontrolling interest); regulatory provisions for E-AR and E-MS’s FRPs; a regulatory liability for tax sharing with E-LA customers (partially offsets the hurricanes Katrina and Rita Act 55 income tax item discussed in footnote p) and higher Grand Gulf revenue. For the full year, volume/weather contributed to the increase. For the quarter, volume/weather partially offset the increase. The full year variance also reflected recovery of LCPS, the reversal of the 4Q20 regulatory provision for E-AR’s 2019 netting adjustment in 1Q21, a first quarter 2020 regulatory liability for tax sharing with E-LA customers (partially offsets the Hurricane Isaac Act 55 income tax item discussed in footnote p), and a reserve adjustment for the FERC MSS-4 ROE decision.
(f)The fourth quarter and full year earnings decreases were due largely to lower revenues from the shutdown of Indian Point 3 in April 2021. The full year decrease also reflected the shutdown of Indian Point 2 in April 2020.
(g)The fourth quarter and full year earnings decreases from higher Utility other O&M were primarily due to higher MISO expenses, higher contract costs related to new customer solutions and sustainability initiatives, and higher compensation and benefits costs. The full year variance also reflected higher distribution operations expenses, an increase in non-nuclear generation expenses due primarily to new plants placed in service, higher nuclear generation costs, reduced expenses resulting from receipt of proceeds from spent fuel litigation with the DOE, and lower nuclear insurance refunds; these were partially offset by a decrease in meter reading expenses as a result of AMI meter deployment and a $15M pre-tax gain on the sale of an asset (considered an adjustment and excluded from adjusted earnings).
(h)The fourth quarter and full year earnings increases from lower EWC other O&M were due largely to the shutdown of Indian Point 3 in April 2021 and lower severance and retention costs. The full year increase also reflected the shutdown of Indian Point 2 in April 2020.
(i)The fourth quarter earnings increase from lower EWC asset write-offs and impairments was primarily due to a gain from the settlement of spent fuel litigation at Indian Point. The full year earnings decrease from higher EWC asset write-offs and impairments also reflected a $340 million ($268 million net-of-tax) loss which resulted from the sale of Indian Point in May 2021.
(j)The fourth quarter and full year earnings increases from lower EWC decommissioning expense were due to the sale of Indian Point in May 2021.
(k)The fourth quarter and full year earnings decreases from higher Utility taxes other than income taxes were due to higher franchise taxes and higher ad valorem taxes.
(l)The fourth quarter and full year earnings decreases from higher Utility depreciation expense were due primarily to higher plant in service, including MCPS and WPEC. The full year decrease also reflected LCPS.
(m)The fourth quarter and full year earnings increases from lower EWC depreciation expense were due primarily to the shutdown of Indian Point 3 in April 2021. The full year variance also reflected the shutdown of Indian Point 2 in April 2020.
(n)The fourth quarter and full year earnings increases from higher Utility other income (deductions)–other were due largely to differences in NDT returns (based on regulatory treatment, decommissioning-related variances are largely earnings neutral, as described in footnote e), partially offset by the change in AFUDC as a result of higher construction work in progress in 2020.
(o)The fourth quarter and full year earnings decreases from lower EWC other income (deductions)–other were due largely to the absence of earnings from NDTs that were transferred in the sale of Indian Point, partially offset by lower non-service pension costs.
(p)The fourth quarter and full year earnings decreases from Utility income taxes-other reflected three fourth quarter 2021 tax items and two fourth quarter 2020 tax items. In the fourth quarter 2021, Louisiana and Arkansas enacted corporate income tax rate changes resulting in a $29 million decrease in income tax expense. Also, in the fourth quarter 2021, an $8 million valuation allowance was recorded as a result of incurring storm restoration costs which impaired the realizability of certain net operating loss carryovers and a $5 million provision was recorded for an uncertain tax position associated with net operating losses from prior years. The portion of these three items that related to prior years was considered an adjustment and excluded from adjusted earnings. In fourth quarter 2020, a settlement of the 2014 / 2015 IRS audit resulted in a $396 million tax benefit (classified as an adjustment), as well as a $31 million tax benefit related to Act 55 financing of Hurricanes Katrina and Rita costs (partly offset by customer sharing, recorded as a regulatory charge discussed in footnote e). The full year decrease also reflected an IRS settlement related to Act 55 financing of Hurricane Isaac costs (partly offset by customer sharing, discussed in footnote e) and an annual tax accrual related to stock-based compensation which resulted in a $22 million income tax benefit in first quarter 2020.
(q)The fourth quarter and full year earnings increases from Parent & Other income taxes–other related primarily to a fourth quarter 2020 settlement of the 2014 / 2015 IRS audit, which resulted in a $61 million income tax expense (considered an adjustment and excluded from adjusted earnings). The full year increase also reflected the reversal of a $9 million valuation allowance related to the interest expense limitation in second quarter 2021 as well as $23 million of income tax expense recorded in first quarter 2020 as a result of the IRS settlement (discussed in footnote p) related to the Hurricane Isaac Act 55 financing.
(r)The fourth quarter and full year earnings increases from EWC income taxes related primarily to a fourth quarter 2020 settlement of the 2014 / 2015 IRS audit, which resulted in a $104 million income tax expense.
(s)The fourth quarter and full year earnings increases from Utility preferred dividend requirements and noncontrolling interest resulted from HLBV accounting for the noncontrolling interest partner of the tax equity partnership for Searcy Solar (offset by a regulatory provision).
(t)The full year earnings increase from lower EWC taxes other than income taxes was due primarily to the shutdown of Indian Point 2 in April 2020 and Indian Point 3 in April 2021.
(u)The full year earnings decrease from higher Utility interest expense was due primarily to higher debt balances at E-LA and E-MS, as well as the change in AFUDC as a result of higher construction work in progress in 2020.
(v)The full year earnings decrease from higher Parent & Other interest expense was driven by debt issuances at Entergy Corporation, which resulted in a higher debt balance and additional debt issuance costs.

C: Utility Operating and Financial Measures
Appendix C provides comparative summaries of Utility operating and financial measures.

Appendix C: Utility Operating and Financial Measures
Fourth Quarter and Full Year 2021 vs. 2020
	Fourth Quarter				Full Year
	2021	2020	% Change	% Weather Adjusted (w)	2021	2020	% Change	% Weather Adjusted (w)
GWh billed
Residential	7,491	7,654	(2.1)	(3.8)	35,669	35,173	1.4	(1.8)
Commercial	6,519	6,359	2.5	1.1	26,818	26,466	1.3	0.9
Governmental	596	590	1.0	1.3	2,438	2,414	1.0	1.6
Industrial	12,485	11,461	8.9	8.9	49,819	47,117	5.7	5.7
Total retail sales	27,091	26,064	3.9	3.0	114,744	111,170	3.2	2.0
Wholesale	3,291	2,549	29.1		16,656	13,658	22.0
Total sales	30,382	28,613	6.2		131,400	124,828	5.3

Number of electric retail customers
Residential					2,546,759	2,527,402	0.8
Commercial					368,631	361,054	2.1
Governmental					18,202	17,803	2.2
Industrial					50,814	47,305	7.4
Total retail customers					2,984,406	2,953,564	1.0

Other O&M and refueling outage expense per MWh	$24.69	$25.34	(2.6)		$21.19	$20.96	1.1

Calculations may differ due to rounding
(w)The effects of weather were estimated using heating degree days and cooling degree days for the billing cycles from certain locations within each jurisdiction and comparing to “normal” weather based on 20-year historical data. The models used to estimate weather are updated periodically and are subject to change.

On a weather-adjusted basis for fourth quarter 2021, retail billed sales increased 3.0 percent, including estimated hurricane impacts of (0.8) percent. Residential billed sales decreased (3.8) percent and commercial billed sales increased 1.1 percent. Industrial billed sales increased 8.9 percent primarily reflecting growth from new customers, new/expansion projects, and an increase in demand from cogeneration customers.

On a weather-adjusted basis for full year 2021, retail billed sales increased 2.0 percent, including the impacts from COVID-19 and hurricanes. Residential billed sales decreased (1.8) percent and commercial billed sales increased 0.9 percent. Industrial billed sales volume increased 5.7 percent reflecting an increase in demand from new/expansion projects - primarily in the metals, transportation, and chemicals industries - and an increase in demand from cogeneration customers.

D: EWC Operating and Financial Measures
Appendix D-1 provides a comparative summary of EWC operating and financial measures.

Appendix D-1: EWC Operating and Financial Measures
Fourth Quarter and Full Year 2021 vs. 2020
	Fourth Quarter			Full Year
	2021	2020	% Change	2021	2020	% Change
Owned capacity (MW) (x)	1,205	2,246	(46.3)	1,205	2,246	(46.3)
GWh billed	2,065	4,442	(53.5)	11,328	20,581	(45.0)

EWC Nuclear Fleet
Capacity factor	100%	89%	12.4	97%	93%	4.3
GWh billed	1,790	4,081	(56.1)	9,836	18,863	(47.9)
Production cost per MWh	$28.76	$19.87	44.7	$24.31	$18.58	30.8
Average energy/capacity revenue per MWh	$54.15	$49.71	8.9	$54.67	$44.34	23.3
Refueling outage days
Palisades	-	20		-	52

Calculations may differ due to rounding
(x)2021 is lower due to the shutdown of IP3 (1,041MW) on April 30, 2021.

Appendix D-2 provides a comparative summary of EWC adjusted EBITDA (non-GAAP).

Appendix D-2: EWC Adjusted EBITDA - Reconciliation of GAAP to Non-GAAP Measures
Fourth Quarter and Full Year 2021 vs. 2020
($ in millions)	Fourth Quarter			Full Year
	2021	2020	Change	2021	2020	Change
Net income (loss)	90	(68)	158	(121)	(63)	(58)
Add back: interest expense	2	5	(3)	13	22	(9)
Add back: income taxes	22	99	(77)	(25)	105	(130)
Add back: depreciation and amortization	9	21	(13)	44	102	(58)
Subtract: interest and investment income	18	104	(86)	119	234	(116)
Add back: decommissioning expense	14	53	(39)	120	205	(85)
Adjusted EBITDA (non-GAAP)	118	5	113	(87)	137	(224)

Calculations may differ due to rounding

See the appendix in the webcast presentation for EWC hedging and price disclosures.

E: Consolidated Financial Measures
Appendix E provides comparative financial measures. Financial measures in this table include those calculated and presented in accordance with GAAP, as well as those that are considered non-GAAP financial measures.

Appendix E: GAAP and Non-GAAP Financial Measures
Fourth Quarter 2021 vs. 2020 (See Appendix G for reconciliation of GAAP to non-GAAP financial measures)

For 12 months ending December 31	2021	2020	Change
GAAP Measure
As-reported ROE	9.9%	13.1%	(3.2)%

Non-GAAP Financial Measure
Adjusted ROE	10.8%	10.8%	-

As of December 31 ($ in millions, except where noted)	2021	2020	Change
GAAP Measures
Cash and cash equivalents	443	1,759	(1,317)
Available revolver capacity	3,985	4,110	(124)
Commercial paper	1,201	1,627	(426)
Total debt	27,154	24,062	3,092
Securitization debt	84	175	(91)
Debt to capital	69.5%	68.3%	1.2%
Off-balance sheet liabilities:
Debt of joint ventures – Entergy’s share	7	17	(10)
Total off-balance sheet liabilities	7	17	(10)

Storm escrow balances	33	116	(83)

Non-GAAP Financial Measures ($ in millions, except where noted)
Debt to capital, excluding securitization debt	69.4%	68.1%	1.3%
Net debt to net capital, excluding securitization debt	69.1%	66.4%	2.6%
Gross liquidity	4,428	5,869	(1,441)
Net liquidity	3,227	4,241	(1,014)
Net liquidity, including storm escrow balances	3,260	4,357	(1,097)
Parent debt to total debt, excluding securitization debt	22.2%	21.6%	0.6%
FFO to debt, excluding securitization debt	7.7%	10.3%	(2.6)%
FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with the exit of EWC	8.4%	10.9%	(2.5)%

Calculations may differ due to rounding

F: Definitions and Abbreviations and Acronyms
Appendix F-1 provides definitions of certain operating measures, as well as GAAP and non-GAAP financial measures.

Appendix F-1: Definitions
Utility Operating and Financial Measures
GWh billed	Total number of GWh billed to retail and wholesale customers
Number of electric retail customers	Average number of electric customers over the period
Other O&M and refueling outage expense per MWh	Other operation and maintenance expense plus nuclear refueling outage expense per MWh of billed sales

EWC Operating and Financial Measures
Adjusted EBITDA (non-GAAP)	Earnings before interest, income taxes, and depreciation and amortization, and excluding decommissioning expense
Average revenue per MWh on contracted volumes	Revenue on a per unit basis at which generation output reflected in contracts is expected to be sold to third parties (including offsetting positions) at the minimum contract prices and at forward market prices at a point in time, given existing contract or option exercise prices based on expected dispatch or capacity, excluding the revenue associated with the amortization of the below-market PPA for Palisades (revenue will fluctuate due to factors including positive or negative basis differentials and other risk management costs)
Capacity factor	Normalized percentage of the period that the nuclear plants generate power
Expected sold and market total revenue per MWh	Total energy and capacity revenue on a per unit basis at which total planned generation output and capacity is expected to be sold given contract terms and market prices at a point in time, including positive or negative basis differentials and other risk management costs, divided by total planned MWh of generation, excluding the revenue associated with the amortization of the Palisades below-market PPA
GWh billed	Total number of GWh billed to customers and financially-settled instruments
Owned capacity (MW)	Installed capacity owned by EWC
Percent of capacity sold forward	Percent of planned qualified capacity sold to mitigate price uncertainty under physical or financial transactions
Percent of planned generation under contract (unit contingent)	Percent of planned generation output sold under unit-contingent contracts
Planned net MW in operation (average)	Average installed nuclear capacity to generate power and/or sell capacity, reflecting the shutdown of Palisades (May 31, 2022)
Planned TWh of generation	Amount of output expected to be generated by EWC nuclear resources considering plant operating characteristics, reflecting the shutdown of Palisades (May 31, 2022)
Production cost per MWh	Fuel and other O&M expenses according to accounting standards that directly relate to the production of electricity per MWh (based on net generation)
Unit contingent	Transaction under which power is supplied from a specific generation asset; if the asset is in operational outage, seller is generally not liable to buyer for any damages, unless the contract specifies certain conditions such as an availability guarantee

Financial Measures – GAAP
As-reported ROE	12-months rolling net income attributable to Entergy Corporation divided by avg. common equity
Debt of joint ventures – Entergy’s share	Entergy’s share of debt issued by business joint ventures at EWC
Debt to capital	Total debt divided by total capitalization
Available revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers
Securitization debt	Debt on the balance sheet associated with securitization bonds that is secured by certain future customer collections
Total debt	Sum of short-term and long-term debt, notes payable and commercial paper, and finance leases on the balance sheet

Appendix F-1: Definitions (continued)
Financial Measures – Non-GAAP
Adjusted EPS	As-reported EPS excluding adjustments
Adjusted ROE	12-months rolling adjusted net income attributable to Entergy Corporation divided by average common equity
Adjustments	Unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as the results of the EWC segment, significant tax items, and other items such as certain costs, expenses, or other specified items
Debt to capital, excluding securitization debt	Total debt divided by total capitalization, excluding securitization debt
FFO	OCF less AFUDC-borrowed funds, working capital items in OCF (receivables, fuel inventory, accounts payable, taxes accrued, interest accrued, and other working capital accounts), and securitization regulatory charges
FFO to debt, excluding securitization debt	12-months rolling FFO as a percentage of end of period total debt excluding securitization debt
FFO to debt, excl. securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with the exit of EWC
12-months rolling FFO excluding return of unprotected excess ADIT and severance and retention payments associated with the exit of EWC as a percentage of end of period total debt excluding securitization debt

Gross liquidity	Sum of cash and available revolver capacity
Net debt to net capital, excl. securitization debt	Total debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents, excluding securitization debt
Net liquidity	Sum of cash and available revolver capacity less commercial paper borrowing
Net liquidity, including storm escrows	Sum of cash, available revolver capacity, and escrow accounts available for certain storm expenses, less commercial paper borrowing
Parent debt to total debt, excl. securitization debt	Entergy Corp. debt, incl. amounts drawn on credit revolver and commercial paper facilities, as a percent of consolidated total debt, excl. securitization debt

Appendix F-2 explains abbreviations and acronyms used in the quarterly earnings materials.

Appendix F-2: Abbreviations and Acronyms
ADIT
AFUDC

AFUDC –
borrowed funds
ALJ
AMI
ANO
APSC
ARO
ATM
bps
CCGT
CCNO
CFO
Choctaw
COD
CT
CWIP
D
DCRF
DOE
DSM
E-AR
E-LA
E-MS
E-NO
E-TX
EBITDA
EEI
EPS
ESG
ETR
EWC
FERC
FFO
FIN 48
FRP
GAAP
GCRR
Grand Gulf or GGNS
HLBV accounting
IIRR-G
Indian Point 2
or IP2

Accumulated deferred income taxes
Allowance for funds used during construction

Allowance for borrowed funds used during construction
Administrative law judge
Advanced metering infrastructure
Units 1 and 2 of Arkansas Nuclear One owned by E-AR (nuclear)
Arkansas Public Service Commission
Asset retirement obligation
At the market equity issuance program
Basis points
Combined cycle gas turbine
Council of the City of New Orleans
Cash from operations
Choctaw County Generating Station (CCGT)
Commercial operation date
Simple cycle combustion turbine
Construction work in progress
Distribution
Distribution cost recovery factor
U.S. Department of Energy
Demand side management
Entergy Arkansas, LLC
Entergy Louisiana, LLC
Entergy Mississippi, LLC
Entergy New Orleans, LLC
Entergy Texas, Inc.
Earnings before interest, income taxes, and depreciation and amortization
Edison Electric Institute
Earnings per share
Environmental, social, and governance
Entergy Corporation
Entergy Wholesale Commodities
Federal Energy Regulatory Commission
Funds from operations
FASB Interpretation No.48, “Accounting for Uncertainty in Income Taxes”
Formula rate plan
U.S. generally accepted accounting principles
Generation Cost Recovery Rider
Unit 1 of Grand Gulf Nuclear Station (nuclear), 90% owned or leased by SERI
Hypothetical liquidation at book value

Infrastructure investment recovery rider - gas
Indian Point Energy Center Unit 2 (nuclear) (shut down April 30, 2020, sold May 28,2021)

Indian Point 3
or IP3
IPEC or
Indian Point
IRP
IRS
ISES 2

LCPS
LPSC
LTM
MCPS
MISO
Moody’s
MOU
MPSC
MTEP
Nelson 6
NDT
NOPA
NOPS
NOSS
NRC
NYSE
OCAPS
OCF
OpCo
OPEB
Other O&M
P&O
Palisades
PMR
PPA
PUCT
REC
RFP
ROE
RS Cogen
RSP
S&P
SEC
SERI
T
TCRF
UPSA
WACC
WPEC

Indian Point Energy Center Unit 3 (nuclear)
(shut down April 30, 2021, sold May 28, 2021)
Indian Point Energy Center (nuclear)
(sold May 28, 2021)
Integrated resource plan
Internal Revenue Service
Unit 2 of Independence Steam Electric Station (coal)
Lake Charles Power Station (CCGT)
Louisiana Public Service Commission
Last twelve months
Montgomery County Power Station (CCGT)
Midcontinent Independent System Operator, Inc.
Moody’s Investor Service
Memorandum of Understanding
Mississippi Public Service Commission
MISO Transmission Expansion Plan
Unit 6 of Roy S. Nelson plant (coal)
Nuclear decommissioning trust
IRS Notice of Proposed Adjustment
New Orleans Power Station
New Orleans Solar Station
U.S. Nuclear Regulatory Commission
New York Stock Exchange
Orange County Advanced Power Station
Net cash flow provided by operating activities
Utility operating company
Other post-employment benefits
Other non-fuel operation and maintenance expense
Parent & Other
Palisades Power Plant (nuclear)
Performance Management Rider
Power purchase agreement or purchased power agreement
Public Utility Commission of Texas
Renewable energy credit
Request for proposals
Return on equity
RS Cogen facility (CCGT cogeneration)
Rate Stabilization Plan (E-LA Gas)
Standard & Poor’s
U.S. Securities and Exchange Commission
System Energy Resources, Inc.
Transmission
Transmission cost recovery factor
Unit Power Sales Agreement
Weighted-average cost of capital
Washington Parish Energy Center

G: Other GAAP to Non-GAAP Reconciliations
Appendix G-1, Appendix G-2, and Appendix G-3 provide reconciliations of various non-GAAP financial measures disclosed in this news release to their most comparable GAAP measure.

Appendix G-1: Reconciliation of GAAP to Non-GAAP Financial Measures – ROE
(LTM $ in millions except where noted)		Fourth Quarter
		2021	2020
As-reported net income (loss) attributable to Entergy Corporation	(A)	1,118	1,388
Adjustments	(B)	(97)	250

Adjusted earnings (non-GAAP)	(A-B)	1,215	1,138

Average common equity (average of beginning and ending balances)	(C)	11,282	10,575

As-reported ROE	(A/C)	9.9%	13.1%
Adjusted ROE (non-GAAP)	[(A-B)/C]	10.8%	10.8%

Calculations may differ due to rounding

Appendix G-2: Reconciliation of GAAP to Non-GAAP Financial Measures – Debt ratios excluding securitization debt; gross liquidity; net liquidity; net liquidity, including storm escrows
($ in millions except where noted)		Fourth Quarter
		2021	2020
Total debt	(A)	27,154	24,062
Less securitization debt	(B)	84	175
Total debt, excluding securitization debt	(C)	27,071	23,887
Less cash and cash equivalents	(D)	443	1,759
Net debt, excluding securitization debt	(E)	26,628	22,128

Commercial paper	(F)	1,201	1,627

Total capitalization	(G)	39,079	35,243
Less securitization debt	(B)	84	175
Total capitalization, excluding securitization debt	(H)	38,995	35,068
Less cash and cash equivalents	(D)	443	1,759
Net capital, excluding securitization debt	(I)	38,553	33,309

Debt to capital	(A/G)	69.5%	68.3%
Debt to capital, excluding securitization debt (non-GAAP)	(C/H)	69.4%	68.1%
Net debt to net capital, excluding securitization debt (non-GAAP)	(E/I)	69.1%	66.4%

Available revolver capacity	(J)	3,985	4,110

Storm escrows	(K)	33	116

Gross liquidity (non-GAAP)	(D+J)	4,428	5,869
Net liquidity (non-GAAP)	(D+J-F)	3,227	4,241
Net liquidity, including storm escrows (non-GAAP)	(D+J-F+K)	3,260	4,357

Entergy Corporation notes:
Due July 2022		650	650
Due September 2025		800	800
Due September 2026		750	750
Due June 2028		650	-
Due June 2030		600	600
Due June 2031		650	-
Due June 2050		600	600
Total Entergy Corporation notes	(L)	4,700	3,400
Revolver draw	(M)	165	165
Unamortized debt issuance costs and discounts	(N)	(49)	(38)
Total parent debt	(F+L+M+N)	6,017	5,154
Parent debt to total debt, excluding securitization debt (non-GAAP)	[(F+L+M+N)/C]	22.2%	21.6%

Calculations may differ due to rounding

Appendix G-3: Reconciliation of GAAP to Non-GAAP Financial Measures – FFO to debt, excluding securitization debt; FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with the exit of EWC
($ in millions except where noted)		Fourth Quarter
		2021	2020
Total debt	(A)	27,154	24,062
Less securitization debt	(B)	84	175
Total debt, excluding securitization debt	(C)	27,071	23,887

Net cash flow provided by operating activities, LTM	(D)	2,301	2,690

AFUDC – borrowed funds, LTM	(E)	(29)	(52)

Working capital items in net cash flow provided by operating activities, LTM:
Receivables		(85)	(139)
Fuel inventory		18	(27)
Accounts payable		270	137
Taxes accrued		(21)	208
Interest accrued		(11)	8
Other working capital accounts		(54)	(143)
Securitization regulatory charges, LTM		83	124
Total	(F)	200	168

FFO, LTM (non-GAAP)	(G)=(D+E-F)	2,071	2,470

FFO to debt, excluding securitization debt (non-GAAP)	(G/C)	7.7%	10.3%

Estimated return of unprotected excess ADIT, LTM	(H)	87	70
Severance and retention payments associated with exit of EWC, LTM pre-tax	(I)	120	55

FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with the exit of EWC (non-GAAP)	[(G+H+I)/(C)]	8.4%	10.9%

Calculations may differ due to rounding

Financial Statements

Entergy Corporation
Consolidating Balance Sheet
December 31, 2021
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$40,303	$3,144	$1,497	$44,944
Temporary cash investments	270,947	8,126	118,542	397,615
Total cash and cash equivalents	311,250	11,270	120,039	442,559
Notes receivable	—	(84,000)	84,000	—
Accounts receivable:
Customer	747,423	—	39,443	786,866
Allowance for doubtful accounts	(68,608)	—	—	(68,608)
Associated companies	12,448	(13,069)	621	—
Other	137,817	345	93,681	231,843
Accrued unbilled revenues	420,255	—	—	420,255
Total accounts receivable	1,249,335	(12,724)	133,745	1,370,356
Deferred fuel costs	324,394	—	—	324,394
Fuel inventory - at average cost	149,817	—	4,758	154,575
Materials and supplies - at average cost	1,022,137	—	19,378	1,041,515
Deferred nuclear refueling outage costs	115,024	—	18,398	133,422
Prepayments and other	162,559	(16,251)	10,466	156,774
TOTAL	3,334,516	(101,705)	390,784	3,623,595

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates	1,482,963	(1,483,049)	22,090	22,004
Decommissioning trust funds	4,938,194	—	575,822	5,514,016
Non-utility property - at cost (less accumulated depreciation)	344,427	(14)	13,163	357,576
Other	82,118	46,339	8,994	137,451
TOTAL	6,847,702	(1,436,724)	620,069	6,031,047

PROPERTY, PLANT, AND EQUIPMENT

Electric	63,775,441	10,869	476,940	64,263,250
Natural gas	658,989	—	—	658,989
Construction work in progress	1,510,840	257	869	1,511,966
Nuclear fuel	562,910	—	14,096	577,006
TOTAL PROPERTY, PLANT, AND EQUIPMENT	66,508,180	11,126	491,905	67,011,211
Less - accumulated depreciation and amortization	24,346,483	5,968	414,600	24,767,051
PROPERTY, PLANT, AND EQUIPMENT - NET	42,161,697	5,158	77,305	42,244,160

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	6,613,256	—	—	6,613,256
Deferred fuel costs	240,953	—	—	240,953
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	47,641	59	6,486	54,186
Other	113,761	11,154	144,958	269,873
TOTAL	7,389,710	11,213	154,517	7,555,440

TOTAL ASSETS	$59,733,625	$(1,522,058)	$1,242,675	$59,454,242

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2021
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Currently maturing long-term debt	$250,329	$650,000	$139,000	$1,039,329
Notes payable and commercial paper:
Other	—	1,201,177	—	1,201,177
Account payable:
Associated companies	38,168	(41,588)	3,420	—
Other	2,544,419	77	65,636	2,610,132
Customer deposits	395,184	—	—	395,184
Taxes accrued	417,949	3,680	(1,801)	419,828
Interest accrued	166,149	24,506	496	191,151
Deferred fuel costs	7,607	—	—	7,607
Pension and other postretirement liabilities	55,528	—	12,808	68,336
Current portion of unprotected excess accumulated
deferred income taxes	53,385	—	—	53,385
Other	190,473	1,893	12,247	204,613
TOTAL	4,119,191	1,839,745	231,806	6,190,742

NON-CURRENT LIABILITIES
Accumulated deferred income taxes and taxes accrued	5,737,096	(477,484)	(552,815)	4,706,797
Accumulated deferred investment tax credits	211,975	—	—	211,975
Regulatory liability for income taxes - net	1,255,692	—	—	1,255,692
Other regulatory liabilities	2,643,845	—	—	2,643,845
Decommissioning and retirement cost liabilities	4,074,078	—	683,006	4,757,084
Accumulated provisions	156,823	—	299	157,122
Pension and other postretirement liabilities	1,601,648	—	347,677	1,949,325
Long-term debt	20,675,567	4,166,005	—	24,841,572
Other	1,207,314	(453,928)	61,898	815,284
TOTAL	37,564,038	3,234,593	540,065	41,338,696

Subsidiaries' preferred stock without sinking fund	195,161	—	24,249	219,410

EQUITY
Preferred stock, no par value, authorized 1,000,000 shares;
issued shares in 2021 - none	—	—	—	—
Common stock, $.01 par value, authorized 499,000,000 shares;
issued 271,965,510 shares in 2021	2,323,748	(2,522,131)	201,103	2,720
Paid-in capital	4,482,797	1,314,411	969,031	6,766,239
Retained earnings	11,149,232	(465,227)	(443,453)	10,240,552
Accumulated other comprehensive loss	(52,402)	—	(280,126)	(332,528)
Less - treasury stock, at cost (69,312,326 shares in 2021)	120,000	4,919,699	—	5,039,699
TOTAL COMMON SHAREHOLDERS' EQUITY	17,783,375	(6,592,646)	446,555	11,637,284
Subsidiaries' preferred stock without sinking fund
and noncontrolling interest	71,860	(3,750)	—	68,110
TOTAL	17,855,235	(6,596,396)	446,555	11,705,394

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$59,733,625	$(1,522,058)	$1,242,675	$59,454,242

Entergy Corporation
Consolidating Balance Sheet
December 31, 2020
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$85,219	$42,388	$1,244	$128,851
Temporary cash investments	1,440,796	13,648	175,804	1,630,248
Total cash and cash equivalents	1,526,015	56,036	177,048	1,759,099
Notes receivable	—	(75,000)	75,000	—
Accounts receivable:
Customer	781,272	—	52,206	833,478
Allowance for doubtful accounts	(117,794)	—	—	(117,794)
Associated companies	16,999	(19,008)	2,009	—
Other	109,725	—	25,483	135,208
Accrued unbilled revenues	434,835	—	—	434,835
Total accounts receivable	1,225,037	(19,008)	79,698	1,285,727
Deferred fuel costs	4,380	—	—	4,380
Fuel inventory - at average cost	167,117	—	5,817	172,934
Materials and supplies - at average cost	930,895	(2)	31,292	962,185
Deferred nuclear refueling outage costs	115,559	—	63,591	179,150
Prepayments and other	162,405	(16,306)	50,325	196,424
TOTAL	4,131,408	(54,280)	482,771	4,559,899

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates	1,465,626	(1,465,712)	21,993	21,907
Decommissioning trust funds	4,283,831	—	2,969,384	7,253,215
Non-utility property - at cost (less accumulated depreciation)	329,700	(11)	13,639	343,328
Other	180,971	3,002	8,342	192,315
TOTAL	6,260,128	(1,462,721)	3,013,358	7,810,765

PROPERTY, PLANT, AND EQUIPMENT

Electric	58,711,665	10,705	974,073	59,696,443
Natural gas	610,768	—	—	610,768
Construction work in progress	2,006,905	261	4,864	2,012,030
Nuclear fuel	548,178	—	53,103	601,281
TOTAL PROPERTY, PLANT, AND EQUIPMENT	61,877,516	10,966	1,032,040	62,920,522
Less - accumulated depreciation and amortization	23,204,219	4,006	859,520	24,067,745
PROPERTY, PLANT, AND EQUIPMENT - NET	38,673,297	6,960	172,520	38,852,777

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	6,076,549	—	—	6,076,549
Deferred fuel costs	240,422	—	—	240,422
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	72,599	373	3,317	76,289
Other	111,651	8,349	125,339	245,339
TOTAL	6,875,320	8,722	131,729	7,015,771

TOTAL ASSETS	$55,940,153	$(1,501,319)	$3,800,378	$58,239,212

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2020
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Currently maturing long-term debt	$1,025,015	$—	$139,000	$1,164,015
Notes payable and commercial paper:
Other	—	1,627,489	—	1,627,489
Account payable:
Associated companies	32,247	(42,703)	10,456	—
Other	2,541,702	706	197,029	2,739,437
Customer deposits	401,512	—	—	401,512
Taxes accrued	420,510	(9,028)	29,529	441,011
Interest accrued	177,557	23,708	526	201,791
Deferred fuel costs	153,113	—	—	153,113
Pension and other postretirement liabilities	48,757	—	13,058	61,815
Current portion of unprotected excess accumulated
deferred income taxes	63,683	—	—	63,683
Other	182,095	1,892	22,653	206,640
TOTAL	5,046,191	1,602,064	412,251	7,060,506

NON-CURRENT LIABILITIES
Accumulated deferred income taxes and taxes accrued	5,188,989	(179,493)	(647,724)	4,361,772
Accumulated deferred investment tax credits	212,494	—	—	212,494
Regulatory liability for income taxes - net	1,521,757	—	—	1,521,757
Other regulatory liabilities	2,323,851	—	—	2,323,851
Decommissioning and retirement cost liabilities	3,877,971	—	2,591,481	6,469,452
Accumulated provisions	242,511	—	324	242,835
Pension and other postretirement liabilities	2,224,025	—	628,988	2,853,013
Long-term debt	17,679,206	3,526,555	—	21,205,761
Other	1,200,370	(448,834)	55,683	807,219
TOTAL	34,471,174	2,898,228	2,628,752	39,998,154

Subsidiaries' preferred stock without sinking fund	195,161	—	24,249	219,410

EQUITY
Common stock, $.01 par value, authorized 500,000,000
shares; issued 270,035,180 shares in 2020	1,973,748	(2,172,151)	201,103	2,700
Paid-in capital	4,722,954	651,574	1,175,395	6,549,923
Retained earnings	9,705,837	473,422	(282,077)	9,897,182
Accumulated other comprehensive loss	(89,912)	—	(359,295)	(449,207)
Less - treasury stock, at cost (69,790,346 shares in 2020)	120,000	4,954,456	—	5,074,456
TOTAL COMMON SHAREHOLDERS' EQUITY	16,192,627	(6,001,611)	735,126	10,926,142
Subsidiaries' preferred stock without sinking fund	35,000	—	—	35,000
TOTAL	16,227,627	(6,001,611)	735,126	10,961,142

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$55,940,153	$(1,501,319)	$3,800,378	$58,239,212

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended December 31, 2021
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$2,534,243	$(12)	$—	$2,534,231
Natural gas	49,190	—	—	49,190
Competitive businesses	—	21	139,014	139,035
Total	2,583,433	9	139,014	2,722,456

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	573,387	(1)	19,694	593,080
Purchased power	313,051	1	15,187	328,239
Nuclear refueling outage expenses	30,585	—	11,304	41,889
Other operation and maintenance	719,476	7,322	53,324	780,122
Asset write-offs, impairments, and related charges	—	—	(81,601)	(81,601)
Decommissioning	47,461	—	13,745	61,206
Taxes other than income taxes	162,975	(305)	2,660	165,330
Depreciation and amortization	417,062	697	8,718	426,477
Other regulatory charges (credits) - net	66,164	—	—	66,164
Total	2,330,161	7,714	43,031	2,380,906

OPERATING INCOME	253,272	(7,705)	95,983	341,550

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	21,844	—	—	21,844
Interest and investment income	155,241	(32,740)	18,208	140,709
Miscellaneous - net	(58,138)	(2,476)	(594)	(61,208)
Total	118,947	(35,216)	17,614	101,345

INTEREST EXPENSE
Interest expense	183,953	35,011	1,909	220,873
Allowance for borrowed funds used during construction	(8,930)	—	—	(8,930)
Total	175,023	35,011	1,909	211,943

INCOME BEFORE INCOME TAXES	197,196	(77,932)	111,688	230,952

Income taxes	(26,357)	(9,994)	21,917	(14,434)

CONSOLIDATED NET INCOME	223,553	(67,938)	89,771	245,386

Preferred dividend requirements of subsidiaries and noncontrolling interest	(14,031)	(28)	547	(13,512)

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$237,584	$(67,910)	$89,224	$258,898

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.18	($0.34)	$0.44	$1.28
DILUTED	$1.17	($0.33)	$0.44	$1.28

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				201,491,204
DILUTED				202,798,269
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended December 31, 2020
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$2,138,658	$(15)	$—	$2,138,643
Natural gas	35,180	—	—	35,180
Competitive businesses	—	38	196,240	196,278
Total	2,173,838	23	196,240	2,370,101

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	388,424	—	15,871	404,295
Purchased power	192,393	—	18,376	210,769
Nuclear refueling outage expenses	34,010	—	10,651	44,661
Other operation and maintenance	690,932	7,305	114,708	812,945
Asset write-offs, impairments, and related charges	—	—	10,291	10,291
Decommissioning	45,078	—	52,532	97,610
Taxes other than income taxes	143,101	415	8,960	152,476
Depreciation and amortization	386,153	657	21,219	408,029
Other regulatory charges (credits) - net	76,914	—	—	76,914
Total	1,957,005	8,377	252,608	2,217,990

OPERATING INCOME	216,833	(8,354)	(56,368)	152,111

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	30,192	—	—	30,192
Interest and investment income	125,288	(32,279)	103,982	196,991
Miscellaneous - net	(67,414)	(1,829)	(12,245)	(81,488)
Total	88,066	(34,108)	91,737	145,695

INTEREST EXPENSE
Interest expense	177,223	25,592	4,966	207,781
Allowance for borrowed funds used during construction	(13,651)	—	—	(13,651)
Total	163,572	25,592	4,966	194,130

INCOME BEFORE INCOME TAXES	141,327	(68,054)	30,403	103,676

Income taxes	(446,694)	59,134	98,689	(288,871)

CONSOLIDATED NET INCOME	588,021	(127,188)	(68,286)	392,547

Preferred dividend requirements of subsidiaries	4,033	—	547	4,580

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$583,988	$(127,188)	$(68,833)	$387,967

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$2.92	($0.64)	($0.34)	$1.94
DILUTED	$2.90	($0.63)	($0.34)	$1.93

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				200,237,064
DILUTED				201,443,736
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Year to Date December 31, 2021
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$10,874,064	$(69)	$—	$10,873,995
Natural gas	170,610	—	—	170,610
Competitive businesses	—	127	698,164	698,291
Total	11,044,674	58	698,164	11,742,896

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,375,456	(29)	82,669	2,458,096
Purchased power	1,198,755	29	72,893	1,271,677
Nuclear refueling outage expenses	127,758	—	44,878	172,636
Other operation and maintenance	2,657,025	25,068	286,528	2,968,621
Asset write-offs, impairments and related charges	—	—	263,625	263,625
Decommissioning	186,238	—	120,173	306,411
Taxes other than income taxes	642,604	493	17,193	660,290
Depreciation and amortization	1,637,151	2,706	44,429	1,684,286
Other regulatory charges (credits) - net	111,628	—	—	111,628
Total	8,936,615	28,267	932,388	9,897,270

OPERATING INCOME	2,108,059	(28,209)	(234,224)	1,845,626

OTHER INCOME
Allowance for equity funds used during construction	70,473	—	—	70,473
Interest and investment income	442,817	(130,948)	118,597	430,466
Miscellaneous - net	(176,649)	(8,020)	(17,109)	(201,778)
Total	336,641	(138,968)	101,488	299,161

INTEREST EXPENSE
Interest expense	721,022	129,356	13,334	863,712
Allowance for borrowed funds used during construction	(29,018)	—	—	(29,018)
Total	692,004	129,356	13,334	834,694

INCOME BEFORE INCOME TAXES	1,752,696	(296,533)	(146,070)	1,310,093

Income taxes	264,209	(47,454)	(25,381)	191,374

CONSOLIDATED NET INCOME	1,488,487	(249,079)	(120,689)	1,118,719

Preferred dividend requirements of subsidiaries and noncontrolling interest	(1,933)	(28)	2,188	227

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,490,420	$(249,051)	$(122,877)	$1,118,492

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$7.42	($1.24)	($0.61)	$5.57
DILUTED	$7.38	($1.23)	($0.61)	$5.54

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				200,941,511
DILUTED				201,873,024
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Year to Date December 31, 2020
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$9,046,706	$(63)	$—	$9,046,643
Natural gas	124,008	—	—	124,008
Competitive businesses	—	116	942,869	942,985
Total	9,170,714	53	942,869	10,113,636

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,497,084	(25)	67,312	1,564,371
Purchased power	836,689	25	67,554	904,268
Nuclear refueling outage expenses	138,779	—	45,378	184,157
Other operation and maintenance	2,478,020	24,905	499,701	3,002,626
Asset write-offs, impairments and related charges	—	—	26,623	26,623
Decommissioning	176,940	—	204,921	381,861
Taxes other than income taxes	598,554	972	53,314	652,840
Depreciation and amortization	1,508,198	2,835	102,053	1,613,086
Other regulatory charges (credits) - net	14,609	—	—	14,609
Total	7,248,873	28,712	1,066,856	8,344,441

OPERATING INCOME	1,921,841	(28,659)	(123,987)	1,769,195

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	119,430	—	—	119,430
Interest and investment income	299,004	(140,380)	234,194	392,818
Miscellaneous - net	(157,381)	(7,651)	(45,601)	(210,633)
Total	261,053	(148,031)	188,593	301,615

INTEREST EXPENSE
Interest expense	701,169	114,380	22,432	837,981
Allowance for borrowed funds used during construction	(52,318)	—	—	(52,318)
Total	648,851	114,380	22,432	785,663

INCOME BEFORE INCOME TAXES	1,534,043	(291,070)	42,174	1,285,147

Income taxes	(282,311)	55,868	104,937	(121,506)

CONSOLIDATED NET INCOME	1,816,354	(346,938)	(62,763)	1,406,653

Preferred dividend requirements of subsidiaries	16,131	—	2,188	18,319

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,800,223	$(346,938)	$(64,951)	$1,388,334

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$9.00	($1.74)	($0.32)	$6.94
DILUTED	$8.95	($1.73)	($0.32)	$6.90

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				200,106,945
DILUTED				201,102,220
*Totals may not foot due to rounding.

Entergy Corporation
Consolidated Cash Flow Statement
Three Months Ended December 31, 2021 vs. 2020
(Dollars in thousands)
(Unaudited)
	2021	2020	Variance

OPERATING ACTIVITIES
Consolidated net income	$245,386	$392,547	$(147,161)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	546,621	562,846	(16,225)
Deferred income taxes, investment tax credits, and non-current taxes accrued	(31,474)	(451,841)	420,367
Asset write-offs, impairments and related charges	(81,601)	10,262	(91,863)
Changes in working capital:
Receivables	160,453	61,694	98,759
Fuel inventory	(28,592)	(26,850)	(1,742)
Accounts payable	(92,732)	(36,626)	(56,106)
Taxes accrued	(40,794)	787	(41,581)
Interest accrued	(39,953)	(3,204)	(36,749)
Deferred fuel costs	(109,217)	(1,322)	(107,895)
Other working capital accounts	40,908	(28,959)	69,867
Changes in provisions for estimated losses	(13,136)	(253,164)	240,028
Changes in other regulatory assets	94,465	(653,961)	748,426
Changes in other regulatory liabilities	(73,670)	277,040	(350,710)
Changes in pension and other postretirement liabilities	(475,139)	320,523	(795,662)
Other	188,205	149,928	38,277
Net cash flow provided by operating activities	289,730	319,700	(29,970)
INVESTING ACTIVITIES
Construction/capital expenditures	(2,161,664)	(1,518,517)	(643,147)
Allowance for equity funds used during construction	21,844	30,192	(8,348)
Nuclear fuel purchases	(38,906)	(38,279)	(627)
Payment for purchase of assets	(131,770)	(222,488)	90,718
Changes in securitization account	(193)	4,308	(4,501)
Payments to storm reserve escrow account	(2)	(29)	27
Receipts from storm reserve escrow account	—	256,941	(256,941)
Increase in other investments	(1,896)	(2,934)	1,038
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	—	5,459	(5,459)
Proceeds from nuclear decommissioning trust fund sales	1,078,487	1,510,320	(431,833)
Investment in nuclear decommissioning trust funds	(1,083,201)	(1,541,397)	458,196
Net cash flow used in investing activities	(2,317,301)	(1,516,424)	(800,877)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	2,039,275	4,448,594	(2,409,319)
Treasury stock	364	816	(452)
Common stock	173,959	—	173,959
Retirement of long-term debt	(781,036)	(2,766,151)	1,985,115
Changes in credit borrowings and commercial paper - net	194,856	229,284	(34,428)
Capital contributions from noncontrolling interest	51,202	—	51,202
Other	(955)	(1,583)	628
Dividends paid:
Common stock	(202,991)	(190,221)	(12,770)
Preferred stock	(4,580)	(4,580)	—
Net cash flow provided by financing activities	1,470,094	1,716,159	(246,065)
Net increase (decrease) in cash and cash equivalents	(557,477)	519,435	(1,076,912)
Cash and cash equivalents at beginning of period	1,000,036	1,239,664	(239,628)
Cash and cash equivalents at end of period	$442,559	$1,759,099	$(1,316,540)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$252,647	$204,240	$48,407
Income taxes	$68,923	$(28,744)	$97,667

Entergy Corporation
Consolidated Cash Flow Statement
Year to Date December 31, 2021 vs. 2020
(Dollars in thousands)
(Unaudited)
	2021	2020	Variance

OPERATING ACTIVITIES
Consolidated net income	$1,118,719	$1,406,653	$(287,934)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	2,242,944	2,257,750	(14,806)
Deferred income taxes, investment tax credits, and non-current taxes accrued	248,719	(131,114)	379,833
Asset write-offs, impairments and related charges	263,599	26,379	237,220
Changes in working capital:
Receivables	(84,629)	(139,296)	54,667
Fuel inventory	18,359	(27,458)	45,817
Accounts payable	269,797	137,457	132,340
Taxes accrued	(21,183)	207,556	(228,739)
Interest accrued	(10,640)	7,662	(18,302)
Deferred fuel costs	(466,050)	(49,484)	(416,566)
Other working capital accounts	(53,883)	(143,451)	89,568
Changes in provisions for estimated losses	(85,713)	(291,193)	205,480
Changes in other regulatory assets	(536,707)	(784,494)	247,787
Changes in other regulatory liabilities	43,631	238,669	(195,038)
Changes in pension and other postretirement liabilities	(897,167)	50,379	(947,546)
Other	250,917	(76,149)	327,066
Net cash flow provided by operating activities	2,300,713	2,689,866	(389,153)
INVESTING ACTIVITIES
Construction/capital expenditures	(6,087,296)	(4,694,076)	(1,393,220)
Allowance for equity funds used during construction	70,473	119,430	(48,957)
Nuclear fuel purchases	(166,512)	(215,664)	49,152
Payment for purchase of plant or assets	(168,304)	(247,121)	78,817
Net proceeds from sale of assets	17,421	—	17,421
Changes in securitization account	13,669	5,099	8,570
Payments to storm reserve escrow account	(25)	(2,273)	2,248
Receipts from storm reserve escrow account	83,105	297,588	(214,483)
Decrease (increase) in other investments	2,343	(12,755)	15,098
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	49,236	72,711	(23,475)
Proceeds from nuclear decommissioning trust fund sales	5,553,629	3,107,812	2,445,817
Investment in nuclear decommissioning trust funds	(5,547,015)	(3,203,057)	(2,343,958)
Net cash flow used in investing activities	(6,179,276)	(4,772,306)	(1,406,970)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	8,308,427	12,619,201	(4,310,774)
Treasury stock	5,977	42,600	(36,623)
Common stock	200,776	—	200,776
Retirement of long-term debt	(4,827,827)	(8,152,378)	3,324,551
Changes in credit borrowings and commercial paper - net	(426,312)	(319,238)	(107,074)
Capital contributions from noncontrolling interest	51,202	—	51,202
Other	43,221	(7,524)	50,745
Dividends paid:
Common stock	(775,122)	(748,342)	(26,780)
Preferred stock	(18,319)	(18,502)	183
Net cash flow provided by financing activities	2,562,023	3,415,817	(853,794)
Net increase (decrease) in cash and cash equivalents	(1,316,540)	1,333,377	(2,649,917)
Cash and cash equivalents at beginning of period	1,759,099	425,722	1,333,377
Cash and cash equivalents at end of period	$442,559	$1,759,099	$(1,316,540)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$843,228	$803,923	$39,305
Income taxes	$98,377	$(31,228)	$129,605